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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Auto-Q International, Inc.


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2001, except for Note 9, as to which the date is April 27, 2001, in the Registration Statement on Form SB-2 (File No. 333-64528) and related Prospectus of Auto-Q International, Inc.


                       Mahoney Cohen & Company, CPA, P.C.



New York, New York
December 10, 2001